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EX-16



LETTER FROM RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
CERTIFIED PUBLIC ACCOUNTANTS




                    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                               NEW YORK, NEW YORK




                                                                  March 18, 2005

Securities and Exchange Commission
Washington, DC  20549

Re:  Cell Wireless Corporation formally known as Arizona
     Aircraft Spares, Inc.
File  No. 000-49849
-------------------

Dear Sir or Madam:

     We have read Item 4.01 of the Form 8-K of Cell Wireless Corporation formally known as Arizona Aircraft Spares, Inc. dated March 18, 2005 and agree with the statements relating only to Russell Bedford Stefanou Mirchandani LLP, Certified Public Accountants, contained therein.




                                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                    --------------------------------------------
                                        RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                        CERTIFIED PUBLIC ACCOUNTANTS